UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOSOLAR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-4754291
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                                           Name of each exchange on which
to be registered:                                                                                       each class is to be registered
None                                                                           None:

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Item 1.	Description of Registrant's Securities to be Registered.

Biosolar, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption “Description of Securities” contained in the Registrant’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on November 22, 2006, as amended.

Item 2.	Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

Exhibit Number	Description

3.1
Articles of Incorporation of Biosolar Labs, Inc. filed with the Nevada Secretary of State on April 24, 2006. ( Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

3.2
Articles of Amendment of Articles of Incorporation of Biosolar Labs, Inc. filed with the Nevada Secretary of State on May 25, 2006.( Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

3.3
Articles of Amendment of Articles of Incorporation of Biosolar Labs, Inc. filed with the Nevada Secretary of State on June 8, 2006. ( Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

3.4
Articles of Amendment of Articles of Incorporation of Biosolar Labs, Inc. filed with the Nevada Secretary of State on July 18, 2011. ( Incorporated by reference to the Company’s Registration Statement on Form Current 8-K filed with the SEC on July 19, 2011)

3.4	Bylaws of Biosolar, Inc.( Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOSOLAR, INC.

Date: October 5, 2012	By:	/s/ David Lee
David Lee Chief Executive Officer

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